Exhibit 99.2

PRESS RELEASE

Burlington Capital LLC and Subsidiary Complete Sale of

AFCA 2 Partnership Interests to Greystone

Omaha, NE and New York, NY (September 11, 2019) – Burlington Capital, LLC (“Burlington Capital”) and Greystone & Co., Inc. (together with its affiliates, “Greystone”), today jointly announced they have successfully completed the previously announced sale by Burlington Capital and one of its subsidiaries interests in America First Capital Associates Limited Partnership Two (“AFCA 2”) to Greystone.  AFCA 2 is the general partner of America First Multifamily Investors, L.P. (Nasdaq: ATAX), a publicly traded limited partnership.

“We are excited to announce the completion of this important milestone for our company,” said Lisa Y. Roskens, Chairman and CEO of Burlington Capital. “It is rare when you can find a company like Greystone that values your people, your business and your investors in the same way.”

“We are thrilled to welcome the ATAX management team to the Greystone family, and are confident that our synergies and combined areas of expertise will benefit ATAX clients and investors alike,” said Steve Rosenberg, founder and CEO, Greystone.

“With the completion of this transaction, Burlington Capital will continue to develop new and unique opportunities that join together private, institutional and public fund partners,” said Roskens.

About Burlington Capital

Founded in 1984 by Michael B. Yanney, Burlington Capital (www.burlingtoncapital.com) is an Omaha-based investment firm successfully managed by an entrepreneurial team led by Chairman and CEO Lisa Yanney Roskens. Burlington Capital creates and pursues innovative business ventures through its experience, knowledge and relationships in the areas of multifamily real estate, international agribusiness and financial services. Built on a Tradition of Trust, the company’s vision is to seek opportunities with an entrepreneurial spirit.

About Greystone

Greystone is a real estate lending, investment, and advisory company with an established reputation as a leader in multifamily and healthcare finance, having ranked as a top FHA, Fannie Mae, and Freddie Mac lender in these sectors. Greystone’s range of services includes commercial lending across a variety of platforms such as Fannie Mae, Freddie Mac, CMBS, FHA, USDA, bridge and proprietary loan products. Loans are offered through Greystone Servicing Company LLC, Greystone Funding Company LLC and/or other Greystone affiliates.

About America First Multifamily Investors, L.P.

America First Multifamily Investors, L.P. (the “Partnership”) was formed on April 2, 1998 under the Delaware Revised Uniform Limited Partnership Act for the primary purpose of acquiring, holding, selling and otherwise dealing with a portfolio of mortgage revenue bonds which have been issued to provide construction and/or permanent financing for affordable multifamily, student housing and commercial properties. The Partnership is pursuing a business strategy of acquiring additional mortgage revenue bonds and other investments on a leveraged basis.  The Partnership expects and believes the interest earned on these mortgage revenue bonds is excludable from gross income for federal income tax purposes.  The Partnership seeks to achieve its investment growth strategy by investing in additional mortgage revenue bonds.

Safe Harbor Statement

Information contained in this press release contains “forward-looking statements,” which are based on current expectations, forecasts and assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially. These risks and uncertainties include, but are not limited to, statements about the expected benefits of the transaction, objectives and anticipated financial and operating results of ATAX, risks involving current maturities of our financing arrangements and our ability to renew or refinance such maturities, fluctuations in short-term interest rates, collateral valuations, bond investment valuations and overall economic and credit market conditions. For a further list and description of such risks, see the reports and other filings made by ATAX with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2018.  ATAX disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

For more information, contact

For Burlington Capital LLC:

Pamela Finn	Craig Allen
President, Business Development	Chief Financial Officer
Burlington Capital, LLC	America First Multifamily Investors, L.P.
402-930-3008	402-930-3018
pfinn@burlingtoncapital.com

For Greystone:

Karen Marotta
Senior Director of Communications
212-896-9149
Karen.Marotta@greyco.com